EXHIBIT 4.2


No. of Stock Units: 55,188                                Warrant No. JSCS-1
                                            (Junior Secured Creditors Stock)

                                     WARRANT
                           TO PURCHASE COMMON STOCK OF
                             BIG DOG HOLDINGS, INC.
                               Dated March 3, 2004
                           (Void after June 30, 2004)


                  THIS IS TO CERTIFY THAT Retail & Restaurant Growth Capital, L.P., or registered assigns, is entitled to purchase from Big Dog Holdings, Inc., a Delaware corporation (the "Company"), at any time and from time to time after March 3, 2004 (the "Initial Exercisability Date"), but not later than 5:00 p.m., Pacific Standard time, on June 30, 2004 (the "Expiration Date"), 55,188 Stock Units, in whole or in part in integral units, at a purchase price per Stock Unit of $4.35, all on the terms and conditions hereinbelow.

                  This Warrant is issued by the Company pursuant to the Second Amended Plan of Reorganization of The Walking Company and Alan's Shoes, Inc. (collectively, the "Debtors") in connection with the Debtors' Bankruptcy Case in the United States Bankruptcy Court for the Central District of California (Case No. SV 03-15880-GM).

                  Section 1. Certain Definitions. As used in this Warrant, unless the context otherwise requires:

                  "Board of Directors" shall mean either the board of directors of the Company or any duly authorized committee of that board.

                  "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banks in the State of California are required or permitted to close.

                  "Common Stock" shall mean the Company's authorized common stock, par value $0.01 per share, irrespective of class unless otherwise specified, as constituted on the date of original issuance of this Warrant, and any stock into which such Common Stock may thereafter be changed, and shall also include stock of the Company of any other class, which is not preferred as to dividends or assets over any other class of stock of the Company, issued to the holders of shares of the Company's stock upon any reclassification thereof.

                  "Exercise Price" shall mean the purchase price per Stock Unit as set forth on the first page of this Warrant on the Issuance Date and thereafter shall mean such dollar amount as shall result from the adjustments specified in Section 4.

                  "Holder" means, initially, Retail & Restaurant Growth Capital, L.P., and thereafter any Person that is or Persons that are the registered holder(s) of this Warrant as registered on the books of the Company.

                  "Issuance Date" shall mean March 3, 2004, the date of issuance of this Warrant.

                  "Person" shall include a natural person, limited partnership, a corporation, an association, a partnership, a limited liability company, a trust or estate, a government, foreign or domestic, and any agency or political subdivision thereof, or any other entity.

                  "Stock Unit" shall constitute one share of Common Stock, as such Common Stock was constituted on the date hereof and thereafter shall constitute such number of shares (including any fractional shares) of Common Stock as shall result from the adjustments specified in Section 4.

                  "Total Exercise Price" shall mean the product of the Exercise Price times the number of Stock Units to be purchased by the holder of this Warrant upon the exercise thereof.

                  "Warrant" shall mean this Warrant to purchase up to 55,188 Stock Units as set forth herein initially issued to Retail & Restaurant Growth Capital, L.P., and all Warrants issued upon transfer, division or combination of, or in substitution therefor.

                  "Warrant Stock" shall mean the shares of Common Stock purchasable by the holder of this Warrant upon the exercise thereof.

                  Section 2. Exercise of Warrant. The Holder of this Warrant may, one time only on and after the Initial Exercisability Date, but not later than the Expiration Date, exercise this Warrant in whole or in part for the integral number of Stock Units which such holder is then entitled to purchase hereunder. The exercise procedures for this Warrant are as follows:

                  (a) The Holder shall deliver to the Company at its office maintained pursuant to Section 11 for such purpose (i) an Exercise Notice in the form attached as Exhibit A, duly completed and signed, (ii) the original of this Warrant and (iii) the Total Exercise Price therefor, which shall be payable solely by delivery of the consideration described in paragraph(b) below.

                  (b) The Total Exercise Price shall be payable only by delivery of all of the Holder's shares of common stock of TWC Acquisition Corp., a Delaware corporation, which for purposes of this Warrant shall be valued at $64.50 per share, together with undated stock powers duly executed in blank, or the cash proceeds thereof.

                  The Company shall within 20 days of its receipt of a conforming Exercise Notice cause to be issued in the name of and delivered to such Holder, or as the Holder may direct, a certificate or certificates representing the aggregate number of duly authorized, validly issued, fully-paid and nonassessable shares of Common Stock issuable upon such exercise.

                  The  stock  certificate  or  certificates  for  Warrant
Stock so delivered shall be in such denominations as may be specified in said notice and shall be registered in the name of such Holder or such other name or names as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued and such Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares, with, to the extent permitted by law, the right to vote such shares or to consent or to receive notice as a stockholder, as of the time said notice is delivered to the Company as aforesaid.

                  The Company shall pay all expenses and stock transfer taxes payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2.

                  All shares of Common Stock issuable upon the exercise of this Warrant shall be duly authorized, validly issued, fully paid and nonassessable, and free from all liens and other encumbrances thereon.

                  The Company shall not issue certificates for fractional shares of Common Stock upon any exercise of this Warrant whenever, in order to implement the provisions of this Warrant, the issuance of such fractional shares is required. Instead, the Company shall pay cash in lieu of such fractional shares upon such exercise.

                  Section 3. Transfer, Division and Combination. This Warrant and all rights hereunder are transferable, in whole but not in part, on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the office of the Company maintained for such purpose pursuant to Section 11, together with (a) a written assignment in the form set out at the end of this Warrant duly executed by the Holder hereof or its agent or attorney and (b) payment of funds sufficient to pay any stock transfer taxes payable upon the making of such transfer. Upon such surrender, execution and payment, the Company shall execute and deliver a new Warrant in the name of the assignee, and this Warrant shall promptly be canceled. If this Warrant is assigned in blank, the Company may (but shall not be obliged to) treat the bearer hereof as the absolute owner of this Warrant for all purposes and the Company shall not be affected by any notice to the contrary. This Warrant, if properly assigned in compliance with this Section 3, may be exercised by an assignee for the purchase of shares of Common Stock without having a new Warrant issued.

                  The Company shall pay all expenses other than stock transfer taxes incurred by the Company in the performance of its obligations in connection with the preparation, issuance and delivery of Warrants under this Section 3.

                  The Company agrees to maintain at its aforesaid office books for the registration and transfer of the Warrants.

                  Section 4. Adjustment of Stock Unit or Exercise Price. The number of shares of Common Stock comprising a Stock Unit, and the Exercise Price per Stock Unit, shall be subject to adjustment from time to time as set forth in this Section 4 and in Section 5.

                  4.1. Stock Dividends, Subdivisions and Combinations. In case at any time or from time to time the Company shall:

                  (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Common Stock, or

                  (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                  (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the number of shares of Common Stock comprising a Stock Unit immediately after the happening of any such event shall be adjusted so as to consist of the number of shares of Common Stock which a record holder of the number of shares of Common Stock comprising a Stock Unit immediately prior to the happening of such event would own or be entitled to receive after the happening of such event.

                  4.2. Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the adjustment of the number of shares of Common Stock comprising a Stock Unit hereinbefore provided for in this Section 4:

                  (a) When Adjustments to Be Made. The adjustments required by Section 4.1 shall be made whenever and as often as any specified event requiring an adjustment shall occur. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                  (b) Fractional Interests. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.

                  (c) When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution and shall, thereafter and before the distribution thereof to shareholders, abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                  4.3.  Merger,  Consolidation,  Etc. In case the Company shall
(a) merge into or consolidate with another Person and shall not be the continuing or surviving Person of such merger or consolidation, (b) shall permit any other Person to merge into or consolidate with the Company and the Company shall be the continuing or surviving Person, but, in connection with such merger or consolidation, the Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other any other property, (c) shall sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another Person or (d) effect a capital reorganization or reclassification of the Common Stock (other than a capital reorganization or reclassification for which an adjustment is provided by Section 4.1) and pursuant to the terms of such merger, consolidation, disposition, capital reorganization or reclassification, shares of common stock of a successor or acquiring
Person are to be  received by or  distributed  to the  holders of Common
Stock of the Company, then each holder of a Warrant shall have the right thereafter to receive, upon exercise of such Warrant, Stock Units each comprising the number of shares of common stock of such successor or acquiring Person receivable upon or as a result of such merger, consolidation, disposition, capital reorganization or reclassification by a holder of the number of shares of Common Stock comprising a Stock Unit immediately prior to such event. If,pursuant to the terms of such merger, consolidation, disposition, capital reorganization or reclassification, any cash, shares of stock, other securities or property or warrants or other subscription or purchase rights or property of any nature whatsoever are to be received by or distributed to the holders of Common Stock of the Company, then, at the Holder's option, either (i)there shall be a reduction of the Exercise Price equal to the amount applicable to the number of shares of Common Stock then comprising a Stock Unit of any such cash and of the fair value of any and all such shares of stock or of other securities or property to be received by or distributed to the holders of Common Stock of the Company, or (ii) such Holder shall have the right to receive, upon exercise of its Warrant, such cash, shares of stock or other securities or property of any nature as a holder of the number of shares of Common Stock underlying a Stock Unit would have been entitled to receive upon the occurrence of such event. Such fair value shall be determined in good faith by the Board of Directors of the Company. In case of any such merger, consolidation, disposition, capital reorganization or reclassification, the successor or acquiring Person shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all of the obligations and liabilities hereunder, subject to such modification as shall be necessary to provide for adjustments of Stock Units which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. For the purposes of this Section 4 "common stock of the successor or acquiring Person" shall include stock of such corporation of any class, that is not preferred as to dividends or assets over any other class of stock of such corporation and that is not subject to redemption, and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event, and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.3 shall similarly apply to successive mergers, consolidations, dispositions, capital reorganizations or reclassifications.

                  4.4 No Impairment. The Company will not, by amendment of its certificate of incorporation or through a consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company will not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of the Warrants from time to time outstanding, and (c) will not take any action that results in any adjustment of the Exercise Price if the total number of shares of Common Stock (or other securities) issuable after the action upon exercise of all of the Warrants would exceed the total number of shares of Common Stock (or other securities) then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise.

                  Section 5. Notice to Warrant Holders of Adjustment of Stock Unit or Exercise Price. Whenever the number of shares of Common Stock comprising a Stock Unit, or the price at which a Stock Unit may be purchased upon exercise of the Warrants, shall be adjusted pursuant to Section 4, the Company shall forthwith issue a notice setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a statement of the fair value, as determined by the Board of Directors of the Company, of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights or property of any nature whatsoever referred to in Section 4.3) and specifying the number of shares of Common Stock comprising a Stock Unit and (if such adjustment was made pursuant to Section 4.3) describing the number and kind of any other shares of stock comprising a Stock Unit, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall within 30 days after the making of such adjustment send such notice to the Holder in accordance with Section 12.

                  Section  6.  Reservation  and  Authorization  of Common
Stock. The Company shall at all times reserve and keep available solely for issuance upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant. All shares of Common Stock which shall be so issuable, when issued upon exercise of this Warrant or upon such exercise, as the case may be, shall be duly and validly authorized and issued, fully-paid and nonassessable.

                  Section 7. Taking of Record; Stock and Warrant Transfer Books. In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of
Section 4 which refers to the taking of a record of such holders, the Company will in each such case take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up or as otherwise may be required by law, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

                  Section 8. Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of the Warrant Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                  Section 9. Loss or Destruction of Warrant Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security in an amount reasonably satisfactory to the Company (the original Holder's or any other institutional Holder's indemnity being satisfactory indemnity in the event of loss, theft or destruction of any Warrant owned by such institutional Holder), or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will at its own expense execute and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Warrant Stock.

                  Section 10. Amendments. The terms of this Warrant may be amended, and the observance of any term therein may be waived, but only with the written consent of the Holder.

                  Section 11. Office of the Company. So long as this Warrant remains outstanding, the Company shall maintain an office where the Warrant may be presented for exercise, transfer, division or combination as in this Warrant provided. Such office shall be at Big Dog Holdings, Inc., 121 Gray Avenue, Suite 300, Santa Barbara, California 93101, Attention:
General Counsel, Fax: (805) 962-9460, unless and until the Company shall designate and maintain some other office for such purposes and deliver written notice thereof to the Holder.

                  Section 12.  Notices Generally.

                  12.1. All communications (including all required or permitted notices) pursuant to the provisions hereof shall be in writing and shall be sent, to any registered Holder of this Warrant, to the address of such Holder as it appears in the stock or warrant ledger of the Company or at such other address as such Holder may have furnished in writing to the Company.

                  12.2. Any notice shall be deemed to have been duly delivered when delivered by hand, if personally delivered, and if sent by mail to a party whose address is in the same country as the sender, five Business Days after being deposited in the mail, postage prepaid, and if sent by recognized international courier, freight prepaid, with a copy sent by telecopier, to a party whose address is not in the same country as the sender, three Business Days after the later of (a) being telecopied and
(b) delivery to such courier.

                  Section 13. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California (without regard to the conflicts of laws provisions thereof).





                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its name by its duly authorized officer.

Dated as of:      March 3, 2004

                                            BIG DOG HOLDINGS, INC.,
                                            a Delaware corporation



                                            By /s/ Andrew D. Feshbach
                                               ----------------------
                                            Title: President

                                    EXHIBIT A

                                 EXERCISE NOTICE
                               Warrant No. JSCS-1




To Big Dog Holdings, Inc.:

                  The undersigned registered owner of this Warrant to Purchase Common Stock of Big Dog Holdings, Inc. dated March 3, 2004
(this "Warrant") irrevocably exercises this Warrant for and purchases ________ Stock Units of Big Dog Holdings, Inc., a Delaware corporation, purchasable with this Warrant, and hereby tenders _____________ shares of TWC Acquisition Corp. common stock as payment therefor,  all at the price
and on the terms and  conditions   specified  in this Warrant and requests
that certificates for the shares of Common Stock hereby purchased be issued in the name of and delivered to _________________________ whose address is_____
_________________________________________.
..

                  The  undersigned   registered  owner  of  this  Warrant
hereby certifies that it is not an "underwriter" as that term is defined in Section 1145(b) of the United States Bankruptcy Code, and indemnifies and holds Big Dog Holdings, Inc. harmless against any liability, loss or expenses (including, without limitation, reasonable attorneys' fees) incurred or suffered by it arising out of the inaccuracy of this certification.

                  Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in this Warrant.

Dated:______________, 2004                    RETAIL & RESTAURANT GROWTH
                                              CAPITAL, L.P.





                                              By________________________
                                              Title:____________________

                                    EXHIBIT B

                                 ASSIGNMENT FORM


                  FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant:

                          Name and Address of Assignee
                          ----------------------------









and does hereby irrevocably constitute and appoint____________________Attorney to make sure transfer occurs on the books of Big Dog Holdings, Inc., a Delaware corporation, maintained for the purpose, with full power of substitution in the premises.

Dated:

___________________________
         Signature


___________________________
          Witness


NOTICE: The signature to the assignment must correspond with the name as written upon the face of the Warrant in every particular instance, without alteration or enlargement or any change whatsoever.

        The signature to this assignment must be guaranteed by a bank or trust company having an office or correspondent in New York, New York or by a firm having membership on the New York Stock Exchange.

                                    SCHEDULE

The following persons received substantially identical Warrants for the number of Stock Units set forth opposite their names:

           ----------------------------------------------------------- -----------------------
                                      NAME                                  STOCK UNITS
           ----------------------------------------------------------- -----------------------
           ----------------------------------------------------------- -----------------------
           Stratford Capital Partners, L.P.                                    55,188
           ----------------------------------------------------------- -----------------------
           ----------------------------------------------------------- -----------------------
           Provender Opportunities Fund, L.P.                                  3,262
           ----------------------------------------------------------- -----------------------
           ----------------------------------------------------------- -----------------------
           Cornerstone Equity Investors IV, L.P.                               11,194
           ----------------------------------------------------------- -----------------------
           ----------------------------------------------------------- -----------------------
           Jim Argyropolous                                                    10,349
           ----------------------------------------------------------- -----------------------
           ----------------------------------------------------------- -----------------------
           Harry Adler                                                         1,497
           ----------------------------------------------------------- -----------------------
           ----------------------------------------------------------- -----------------------
           Greg Milne                                                           148
           ----------------------------------------------------------- -----------------------
           ----------------------------------------------------------- -----------------------
           Dan Zukerman                                                         148
           ----------------------------------------------------------- -----------------------
           ----------------------------------------------------------- -----------------------
           Steve Nessim                                                         148
           ----------------------------------------------------------- -----------------------
           ----------------------------------------------------------- -----------------------
           Pinney Family Trust                                                  311
           ----------------------------------------------------------- -----------------------
           ----------------------------------------------------------- -----------------------
           Appleton Family Trust                                                252
           ----------------------------------------------------------- -----------------------
           ----------------------------------------------------------- -----------------------
           Robert Taicher                                                       682
           ----------------------------------------------------------- -----------------------
           ----------------------------------------------------------- -----------------------
           Giles Bateman                                                        118
           ----------------------------------------------------------- -----------------------
           ----------------------------------------------------------- -----------------------
           Herbert Simon                                                       3,914
           ----------------------------------------------------------- -----------------------
           ----------------------------------------------------------- -----------------------
           Montesano Family Trust                                              3,914
           ----------------------------------------------------------- -----------------------
           ----------------------------------------------------------- -----------------------
           Perlman Family Trust                                                1,304
           ----------------------------------------------------------- -----------------------
           ----------------------------------------------------------- -----------------------
           Trent and Merilyn Merrill Trust dated 1/29/90                        652
           ----------------------------------------------------------- -----------------------